EXHIBIT 99
[GRAPHIC OMITTED]   NEWS RELEASE
                    FOR IMMEDIATE RELEASE / THURSDAY, FEBRUARY 13, 2003
                    Contact: Chad Hyslop (208) 331-8400
                    chyslop@americanecology.com       www.americanecology.com
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   AMERICAN ECOLOGY SELLS TEXAS MUNICIPAL WASTE LANDFILL TO ALLIED WASTE FOR $10
                            MILLION, FUTURE ROYALTIES

   COMPANY RETAINS OWNERSHIP OF TEXAS ECOLOGISTS HAZARDOUS WASTE DISPOSAL SITE

     BOISE, Idaho - Stephen Romano, President and Chief Executive Officer of American Ecology Corporation [NASDAQ: ECOL], today announced the sale of the Company's El Centro municipal and industrial waste landfill located near Corpus Christi, Texas to a subsidiary of Allied Waste Industries, Inc. ("Allied") for $10 million cash at closing and future volume-based royalty payments. "Monetizing this non-core asset provides capital for continued expansion of our core hazardous, industrial and radioactive waste disposal business," Romano stated, continuing, "And allows us the opportunity to improve our capital structure by retiring or repaying relatively high cost capital and/or debt instruments."

     "Allied is well positioned to grow El Centro revenue and earnings through integration with its substantial existing municipal and industrial waste collection operation, so this is a good deal for both companies," Romano added.

     Under the Agreement, the purchase agreement also provides incentives for Allied to bring certain industrial waste to the Texas Ecologists hazardous waste facility, and for the Company to utilize the El Centro landfill.

     Opened in July 2002, the El Centro solid waste landfill was carried on the Company's books at approximately $7 million prior to sale and, when combined with reduction in liabilities and the recognition of certain future minimum royalties, should result in a pre-tax gain on sale of approximately $5 million, which will be recognized during the first quarter of 2003.

     "While we are no longer in the municipal waste services business, the Company will remain an active member of the local community through our Texas Ecologists hazardous waste facility," Romano noted, concluding "We look forward to focusing future efforts on growth of our core business."

Conference Call
---------------

     The fourth quarter and 2002 full year investor conference call will be held Thursday, February 20, 2002 at 10:00 am Mountain Time. Interested parties may submit questions in advance to info@americanecology.com, or by facsimile at
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208-331-7900. To join the call, dial 1-877-679-9055. Participants will be asked
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to provide their name and affiliation prior to joining the call.

     American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous and non-


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hazardous waste services to commercial and government customers throughout the
United States, such as nuclear power plants, steel mills, medical and academic institutions and petro-chemical facilities. Headquartered in Boise, Idaho, American Ecology is the oldest radioactive and hazardous waste services Company in the United States. This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the company can successfully implement its core business growth strategy, generate future earnings, record a $5 million pre-tax gain on the sale, or realize all possible royalty payments under the El Centro sale agreement. For information on factors that could cause actual results to differ from expectations and financial information regarding the classification of the El Centro assets, please refer to American Ecology Corporation's Report on Form 10-K, which will be filed with the Securities and Exchange Commission on February 18, 2003.


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